Exhibit 4.1

FIFTH SUPPLEMENTAL INDENTURE

This Fifth Supplemental Indenture, made as of May 13, 2022 (the “Supplemental Indenture”), to that certain Indenture dated as of July 15, 2019 (as such indenture has been supplemented and amended by the First Supplemental Indenture, dated as of November 3, 2020, by the Second Supplemental Indenture, dated as of November 19, 2020, by the Third Supplemental Indenture, dated as of August 6, 2021, and by the Fourth Supplemental Indenture, dated as of October 6, 2021, the “Existing Indenture” and the Existing Indenture, as it may from time to time be supplemented or amended by one or more additional indentures supplemental thereto entered into pursuant to the applicable provisions thereof, being hereinafter called the “Indenture”) among Aquestive Therapeutics, Inc., a Delaware corporation with an address at 30 Technology Drive, Warren, New Jersey 07059 (the “Issuer”), any Guarantor that becomes party thereto pursuant to Section 4.10 of the Existing Indenture, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee the Existing Indenture, providing for the issuance of an aggregate principal amount of up to $104.0 million of 12.5% Senior Secured Notes due 2025;

WHEREAS, the Issuer proposes to amend the Existing Indenture (the “Proposed Amendments”), which amendments, pursuant to Section 9.02 of the Indenture, must be approved by the written consent of Holders of a majority in principal amount of the outstanding Notes voting as a single class (collectively, the “Required Holders”);

WHEREAS, the Issuer has received and delivered to the Trustee and to the Collateral Agent the consent of the Required Holders to the Proposed Amendments (the “Holder Consent”);

WHEREAS, the Issuer has been authorized by a resolution of its board of directors to enter into this Supplemental Indenture;

WHEREAS, all other acts and proceedings required by law, by the Existing Indenture and by the certificate of incorporation and bylaws of the Issuer to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

WHEREAS, pursuant to Section 9.02, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, following the execution of this Supplemental Indenture, the terms hereof will become operative on the date hereof.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That, for and in consideration of the premises herein contained and in order to effect the Proposed Amendments contained herein, pursuant to Section 9.02 of the Existing Indenture, the Issuer agrees with the Trustee and the Collateral Agent as follows:

ARTICLE 1

Amendment of Existing Indenture

Section 1.01.        Amendment of Existing Indenture.  This Supplemental Indenture amends the Existing Indenture as provided for herein.

Section 1.02.        Amendment of Section 1.01.  Pursuant to Section 9.02 of the Existing Indenture:

(a)          the definition of the “First Additional Securities Triggering Event” in Section 1.01 of the Existing Indenture is hereby amended and restated in its entirety as follows:

“First Additional Securities Triggering Event” means the full approval of Libervant by the FDA for sale in the United States, which full approval shall include market access.

(b)          Section 1.01 of the Existing Indenture is hereby amended by inserting the following defined term in appropriate alphabetical order:

“October 2020 Purchase Agreements” means those certain purchase agreements between the Company and the purchasers listed on Schedule 1 thereto, dated as of November 3, 2020.

Section 1.03.       Amendment of Section 2.01.  Pursuant to Section 9.02 of the Existing Indenture, Sections 2.01(c) and (d) of the Existing Indenture are hereby amended by deleting all references therein to “June 30, 2022” and replacing them with “March 31, 2023”.

Section 1.04.       Amendment of Section 4.19.  Pursuant to Section 9.02 of the Existing Indenture, Section 4.19 of the Existing Indenture are hereby amended:

(a)         by deleting the text “the right to purchase an aggregate amount” and replacing it with the text “the right, but not the obligation, to purchase an aggregate amount”;

(b)          by deleting the text “the right to purchase such remaining First Additional Securities or Second Additional Securities, as applicable” and replacing it with the text “the right, but not the obligation, to purchase such remaining First Additional Securities or Second Additional Securities, as applicable”;

(c)          by deleting all references therein to “First Additional Notes” and replacing them with “First Additional Securities”;

(d)          by deleting all references therein to “Second Additional Notes” and replacing them with “Second Additional Securities”; and

(e)          by deleting the text “elect to exercise the Right of First Offer described above and” from the third paragraph thereof.

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ARTICLE 2
Miscellaneous Provisions

Section 2.01.       Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

Section 2.02.       Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee and the Collateral Agent acting on behalf of and for the benefit of such Holders.  The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

Section 2.03.       Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 2.04.        Effect of Headings.  The Section headings herein are for convenience of reference only and shall not affect the construction thereof.

Section 2.05.        Effectiveness.  The provisions of this Supplemental Indenture will take effect immediately upon execution thereof by the parties hereto.

Section 2.06.      Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 2.07.      No Representation; Recitals.  Neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture. The recitals to this Supplemental Indenture are made solely by the Issuer and shall not be attributable to the Trustee or the Collateral Agent.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

AQUESTIVE THERAPEUTICS, INC.

By:	/s/ Keith Kendall

Name: Keith Kendall
Title: President & CEO

Signature Page to the Fifth Supplemental Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Alison D.B. Nadeau
Name: Alison D.B. Nadeau
Title: Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Alison D.B. Nadeau
Name: Alison D.B. Nadeau
Title: Vice President